UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    04/28/03
                Date of Report (Date of earliest event reported)
                               Safeco Corporation
               (Exact name of registrant as specified in Charter)

 WASHINGTON                       1-6563                        91-0742146
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)

  Safeco Plaza, Seattle, Washington                                    98185
(Address of principal executive offices)                            (Zip Code)

                                 (206) 545-5000
              Registrant's telephone number, including area code)

                                TABLE OF CONTENTS

   Item 9 Regulation FD Disclosure
Signature

Item 9. Regulation FD Disclosure

     The following earnings release and financial supplement were furnished today by Safeco Corporation.





[Safeco Corporation logo omitted]

First Quarter News Release and Statistical Supplement (Unaudited)
April 28, 2003

                                Table of Contents

                                                                                                    Change from            Page
                                                                                                    Prior Quarter

Earnings News Release                                                                                                      1-9

Financial Supplement Introduction                                                                   New                    SS-1

Financial Measures Used by Safeco                                                                   New                    SS-2

Consolidated Results

         Key Metrics                                                                                New                    SS-6
         Summary of Financial Results                                                                                      SS-7
         Consolidated Statements of Income                                                                                 SS-8
         Consolidated Balance Sheets                                                                                       SS-9
         Income Summary                                                                                                    SS-10


Property & Casualty Results

         Combined Ratios and Statutory Information                                                  Reformatted            SS-12
         Underwriting Profit                                                                        Reformatted            SS-13
         Net Written Premiums                                                                       Reformatted            SS-14
         Net Earned Premiums                                                                        New                    SS-15
         Personal Auto                                                                              Reformatted            SS-16
         Homeowners & Specialty                                                                     Reformatted            SS-17
         Safeco Business Insurance (SBI)                                                            Reformatted            SS-18
         Surety, Other and Total                                                                    Reformatted            SS-19


Life & Investments Results

         Pretax Operating Earnings and Revenues                                                     Reformatted            SS-20
         Supplemental Statistics                                                                                           SS-21


Corporate Supplemental Detail

         Capitalization                                                                             New                    SS-22
         Investment Portfolios - Consolidated                                                       New                    SS-23
         Investment Portfolios - Property Casualty Companies                                        New                    SS-24
         Investment Portfolios - Life Insurance Companies                                           New                    SS-25
         .



                              [Safeco logo omitted]



FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                 Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                    Paul Hollie, 206-545-3048


                     SAFECO REPORTS STEADY EARNINGS GROWTH;
                  POSTS FIRST UNDERWRITING PROFIT IN FOUR YEARS


SEATTLE--(April 28, 2003)--
First-Quarter Highlights

o Net income increased to $90.0 million and operating earnings* increased to $122.4 million.

o Property & Casualty posted quarterly underwriting profit of $21.0 million.

o Life & Investments generated record pretax operating earnings of $71.8 million.

     ---------------------------------------------------------------- -------------------------------------
     Financial Results After Tax                                               Three Months Ended
     (In millions except per-share data)                                            March 31
                                                                             2003               2002
     ---------------------------------------------------------------- ----------------- -------------------

     Net Income                                                        $      90.0       $   63.6
       Per Share of Common Stock                                       $       0.65      $    0.50
     ---------------------------------------------------------------- ---- ------------ --- ---------------
     Net Realized Investment Gains (Losses)                            $     (32.4)      $   20.1
     ---------------------------------------------------------------- ---- ------------ --- ---------------
     Operating Earnings*                                               $     122.4       $   43.5
     ---------------------------------------------------------------- ---- ------------ --- ---------------
     Average Shares Outstanding                                              138.7           128.1
     ---------------------------------------------------------------- ---- ------------ --- ---------------

     * Operating Earnings is Net Income excluding Net Realized Investment Gains
     (Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our
     Form 8-K available through the SEC and online at
     http://www.safeco.com/safeco/investor/pdfs/03q1_sup.pdf.
     ------------------------------------------------------------------------------------------------------

         Safeco (NASDAQ:SAFC) today reported first-quarter net income of $90.0 million, or $0.65 per diluted share. This marks a significant improvement over the same period in 2002, when Safeco generated net income of $63.6 million, or $0.50 per share.
         Excluding the effects of net realized investment gains and losses, Safeco produced operating earnings of $122.4 million--considerably stronger than the first quarter of 2002 when the company generated $43.5 million in operating earnings.
         "We had a good quarter. The underlying results for each business unit were better than expected," said Mike McGavick, Safeco chairman and chief executive officer.
         "Added to this, mild weather and the unexpectedly strong performance of our stop-loss medical line turned it into a great quarter," he said.


         Safeco recorded after-tax impairments of $54.7 million in the first quarter, primarily related to Life & Investments' holdings in the airline and franchise sectors. This resulted in an after-tax net realized investment loss of $32.4 million, compared with a $20.1 million gain in the first quarter of 2002.
         "The performance of our investment portfolio doesn't appear out of the ordinary in comparison with other significant holders of bonds, which most life insurance operations are," McGavick said.
         Return on equity, based on annualized net income was 8.9 percent in the first quarter. Operating return on equity, measured using annualized operating earnings and excluding FAS115 unrealized gains, was 15.2 percent.
         Total revenues in the quarter increased to $1.762 billion, up 2.9 percent from $1.713 billion for the same period in 2002. Operating revenues--excluding net realized investment gains (losses)--grew 7.7 percent.
         "Our core lines are showing continued, steady progress," McGavick noted. "We're successfully growing our business and our profits at the same time."
         Safeco's Property & Casualty units generated $21.0 million in underwriting profits in the first quarter, a significant improvement over the $91.3 million underwriting loss for the same period in 2002.
         "It's gratifying to turn in our first underwriting profit in more than four years," McGavick said. "We're definitely making solid progress toward our goal of consistently generating an underwriting profit.
         "Looking forward, however, second quarter is when we typically experience our largest storm losses. We're less than a month into the quarter, and we've already been hit by a Texas hailstorm with losses of about $30 million," he added. "While we expect to show continued improvement in our core results, we know today we're not going to benefit from another lucky break in the weather."
         Net earned premiums for all Property & Casualty operations increased
5.8 percent compared with the first quarter a year ago; and net written premiums increased 10.9 percent.
         Property & Casualty investment income declined to $82.7 million after tax, compared with $88.7 million for the first quarter a year ago. The lower results reflect a continued decline in interest rates and the repositioning of the Property & Casualty investment portfolio in 2002 to reduce the average duration of holdings.

Safeco Personal Insurance Performance
         Personal Auto, Safeco's largest product line, generated a modest pretax underwriting loss of $1.5 million, better than the $20.3 million underwriting loss in the first quarter of 2002.
         Auto produced a combined ratio in the quarter of 100.3--an improvement over both 104.5 in the first quarter of 2002 and 102.0 in the fourth quarter. Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used for customer claims and expenses. The lower the ratio, the more effective the underwriting.
         Net written Auto premiums increased 18.3 percent in the first quarter compared with the same period of 2002. Policies in force increased 9.6 percent compared with the first quarter of 2002, and the number of total Auto customers continued above 1.5 million for the second consecutive quarter.
         "We're very pleased with the performance of this line," McGavick said. "Adding to the good news, we just received approval to sell our new Auto product in California and Washington--our two largest markets. This should help drive profitable growth throughout the year."
         Safeco's Homeowners line produced a pretax underwriting profit of $19.5 million in the first quarter, marking the third consecutive profitable quarter for this product. By comparison, Homeowners generated an $18.2 million underwriting loss for the first quarter of 2002.
         "The Homeowners team is doing an excellent job managing this line for profitability," McGavick said. "Still, if we had typical weather in the first quarter, the line would have been unprofitable in the quarter."
         Homeowners reported $21.1 million in weather and catastrophe losses, down from $29.8 million in the first quarter of 2002. Combined ratio improved to 89.7, better than both the 110.0 in the first quarter of 2002 and 93.5 in the fourth quarter.
         Net written premium in Homeowners increased 3.3 percent compared with the first quarter of last year. Policies in force decreased 8.3 percent compared with the same period of 2002. Both trends are consistent with Safeco's plans to return this line to appropriate levels of profitability.

         "As an industry, we have a ways to go before declaring that Homeowners insurance is earning a respectable return for shareholders," McGavick noted. "During the past few quarters, Homeowners results industry-wide have benefited from light weather and catastrophe losses."

Safeco Business Insurance Performance
         Safeco Business Insurance reported a quarterly pretax underwriting loss of $5.2 million, markedly better than the $59.1 million underwriting loss for the same period in 2002.
         Combined ratio improved to 101.5, compared to 115.7 for the first quarter of 2002 and 104.9 for the fourth quarter. Total weather and catastrophe losses in the quarter were $10.1 million, compared with $11.3 million in losses in the same period last year.
         SBI Regular--Safeco's core line of products for small- to medium-sized businesses--reported a combined ratio 102.0 in quarter, better than the 109.2 in the first quarter of 2002 but off from 97.0 in the fourth quarter when the line benefited from favorable catastrophe reserve development.
         Losses from the commercial business Safeco is running off its books declined to $6.3 million during the first quarter.
         "Clearly, the rate and underwriting actions we've taken are showing up in these results," McGavick said, "and the runoff book has an increasingly small impact."
         Net written premium for Safeco Business Insurance grew 4.0 percent in the first quarter compared with the same period in 2002. Net written premiums for SBI Regular increased 7.0 percent year over year.
         New business for SBI Regular increased 13.7 percent in the quarter, while policies in force decreased 7.4 percent. "Business insurance sales were slow at the start of the quarter," McGavick said, "yet we saw healthy growth in March as more and more agents began using our online automated underwriting model."

Surety Performance
         Surety generated a pretax underwriting profit of $3.7 million, up from $3.1 million in the first quarter of 2002. Combined ratio for Surety was 88.6 in the quarter, compared with 89.5 in the first quarter of 2002 and 81.4 in the fourth quarter.

         "Once again, Surety turned in another solid performance," McGavick said.

Life & Investments Performance
         Safeco Life & Investments produced record pretax operating earnings of $71.8 million--21.5 percent higher than the $59.1 million posted in the first quarter of 2002. This marks the third consecutive quarter Life & Investments has set a new record for operating earnings.
         Most of the gains are attributable to the performance of the Group line of stop-loss medical insurance. Group produced pretax operating earnings of $29.0 million in the first quarter of 2002, up from $10.2 million during the same period last year. Earned premiums increased from $85.9 million in the first quarter of 2002 to $140.6 million this year, reflecting the acquisition of a large book of business from Swiss Re in mid-2002.
         Group's positive performance in the quarter is attributable to an exceptionally low loss ratio of 56.0 percent, compared with 60.0 percent in the first quarter of 2002. Loss ratio measures claims expense as a percentage of total premiums--the lower the ratio, the stronger the performance.
         In conjunction with low medical claims costs, Group experienced favorable reserve development of $10.5 million. "Some of the nation's largest healthcare operations are reporting that hospital and doctor visits were well below their projections for the quarter," McGavick said. "We believe this contributed to the unusually low loss ratio."
         Income Annuities generated $10.1 million in pretax operating earnings in the quarter, up from $8.8 million in the first quarter of 2002. Income Annuities results included favorable pre-payment adjustments on mortgage-backed securities of $3.7 million compared to unfavorable adjustments of $0.7 million a year ago.
         The Retirement Services line produced $5.0 million pretax operating earnings in the first quarter, compared with $8.0 million during the same quarter of 2002. The change is largely the result of lower operating income from variable annuities, reflecting the decline in performance of equity markets during the quarter.
         Individual Life generated pretax operating earnings of $1.9 million, off from $6.7 million during the same period in 2002. This is largely the result of higher claims during the quarter.

         The Asset Management line reported pretax operating earnings of $0.1 million, down from $2.3 million in first quarter 2002. This reflects lower fees due to equity market values as well as a net outflow of funds. Assets under management decreased from $4.9 billion at the end of the first quarter of 2002 to $3.7 billion.

Additional financial information available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its insurance and investments operations. The definition of each non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure, are included in Safeco's Form 8-K that will be furnished to the U.S. Securities & Exchange Commission today.
         The Form 8-K also will include this news release, Safeco's summary financial results, consolidated statements of income, consolidated balance sheet, and the company's first-quarter financial supplement.
         All of the information listed above also is available on Safeco's Website at http://www.safeco.com/safeco/investor/pdfs/03q1_sup.pdf


Management reviews results on Webcast
         Safeco's senior management team will discuss the company's first-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

About Safeco
         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through independent agents and financial advisors nationwide.

                                      # # #

-------------------------------------------------------------------------------

                  FORWARD-LOOKING INFORMATION CONTAINED IN THIS
                 NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Statements, analysis and other information contained in this news release that relate to anticipated financial performance, business prospects and plans and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this news release. The risks and uncertainties include, but are not limited to:

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o    achievement of premium targets and profitability;

o    realization of growth and business retention estimates;

o    achievement of overall expense goals;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores, including credit scores as a component;

o    the ability to freely enter and exit lines of business;

o    changes in the mix of Safeco's book of business;

o    driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attack on September 11, 2001 or war;

o the occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

o the adequacy of loss and benefit reserves for the Property & Casualty and Life & Investments businesses;

o the ability to run off the Lloyds of London business without incurring material unexpected charges;

o    the availability of, pricing of, and ability to collect reinsurance;

o the ability to price for, exclude and reinsure the risk of loss from terrorism;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    the outcome of any  litigation  against us;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage;

o changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate-planning purposes;

o the effect of current insurance and credit ratings levels on business production and the effect of negative changes to our ratings;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o    availability of bank credit facilities;

o the profitability of the use of derivative securities by Safeco Financial Products, Inc. (SFP);

o    fluctuations in interest rates;

o    performance of financial markets; and

o    general economic and market conditions.

We assume no obligation to update any forward-looking statements contained in this news release.

--------------------------------------------------------------------------------

Combined Ratio Graphs
         Since the second quarter of 2001, Safeco has used graphs to report combined ratios for key Property & Casualty lines. These graphs were intended to help investors better understand the effect of weather and catastrophe losses on underwriting performance by displaying combined ratios three ways:

o    Total combined ratio;

o Combined ratio, excluding catastrophe losses (which Safeco defines as single events that generate multiple claims and total customer losses in excess of $500,000); and

o Combined ratio, excluding catastrophe and non-catastrophe weather losses.

         Starting this quarter, Safeco has revised its financial supplement to report total combined ratios, loss ratios and expense ratios for key lines. In addition, Safeco will provide information about the effects of weather and catastrophe losses where significant. This information allows investors to track underwriting performance using the same metrics Safeco management uses to track performance.
         Since Safeco now is reporting this information in the financial supplement, it will discontinue publishing the following combined ratio graphs after this quarter.

Auto Insurance Combined Ratio
The lower the percentage, the better the performance.

         [GRAPH OMITTED}                                          Excluding
                                               Excluding         Catastrophes
                        Total                 Catastrophes         & Weather
Q100                    109.3%                108.1%               107.7%
Q200                    105.6%                104.0%               102.2%
Q300                    103.8%                103.1%               101.7%
Q400                    109.8%                109.4%               109.2%
Q101                    106.5%                106.3%               106.0%
Q201                    108.7%                101.7%               100.2%
Q301                     99.3%                100.4%                99.1%
Q401                    104.0%                103.4%               103.0%
Q102                    104.5%                104.1%               103.7%
Q202                    101.6%                100.2%                99.1%
Q302                    101.2%                101.3%               100.5%
Q402                    102.0%                101.7%               101.3%
Q103                    100.3%                100.1%                99.8%

--------------------------------------------------------------------------------

--------------------------------------------- -------------------- -------------
Homeowners Insurance Combined Ratio
The lower the percentage, the better the performance.
[graph omitted}
                                                                  Excluding
                                               Excluding        Catastrophes
                        Total                 Catastrophes         & Weather
Q100                    107.9%                100.0%               90.5%
Q200                    121.1%                104.1%               86.0%
Q300                    116.9%                106.6%               91.2%
Q400                    118.0%                106.2%               93.7%
Q101                    118.2%                108.6%               98.2%
Q201                    151.7%                112.2%               89.9%
Q301                    123.4%                111.6%               92.2%
Q401                    117.8%                100.5%               92.6%
Q102                    110.0%                101.3%               93.7%
Q202                    119.5%                 97.7%               86.5%
Q302                     97.1%                100.5%               89.1%
Q402                     93.5%                 91.6%               85.4%
Q103                     89.7%                 85.4%               78.6%

--------------------------------------------------------------------------------

--------------------------------------------- -------------------- -------------
Business Insurance Combined Ratio
The lower the percentage, the better the performance.
[graph omitted]
                                                                    Excluding
                                              Excluding            Catastrophes
                        Total                 Catastrophes         & Weather
Q100                    115.6%                113.6%               110.9%
Q200                    113.8%                111.4%               107.2%
Q300                    116.5%                115.3%               112.7%
Q400                    112.3%                111.6%               108.7%
Q101                    116.7%                113.7%               111.0%
Q201                    119.2%                115.3%               111.5%
Q301                    160.7%                154.1%               149.6%
Q401                    110.9%                112.6%               110.0%
Q102                    115.7%                114.1%               112.7%
Q202                    111.1%                107.2%               105.2%
Q302                    106.6%                107.8%               105.3%
Q402                    104.9%                106.0%               104.1%
Q103                    101.5%                100.6%                98.7%

----------------------- --------------------- -------------------- -------------

                              Financial Supplement

                               First Quarter, 2003




This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the SEC in the Corporation's quarterly 10-Q and annual 10-K filings.











Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco


Amounts are in millions or thousands as specified, except ratio and per share information.

Property & Casualty businesses include the following segments:
         Personal Lines
              Personal Auto
              Homeowners
              Specialty
         Safeco Business Insurance
              SBI - Regular
              SBI - Special Accounts Facility (SAF)
              SBI - Run-off
         Surety
         P&C Other

Life & Investments businesses include the following segments:
         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L & I Other

Corporate includes all other activities, primarily the financing of our business activities.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues derived directly from our Property & Casualty, Life & Investments and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.


THREE MONTHS ENDED MARCH 31                                                          2003          2002
---------------------------------------------------------------------------------------------------------

Total Revenues                                                                   $  1,762.3    $ 1,712.6
Net Realized Investment (Gains) Losses                                                 49.9        (30.6)
                                                                                 ------------------------
Operating Revenues                                                               $  1,812.2    $ 1,682.0
---------------------------------------------------------------------------------------------------------

Operating Earnings

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our consolidated business. In the determination of operating earnings, we exclude net realized investment gains and losses from net income. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to net income, the most directly comparable GAAP measure.


THREE MONTHS ENDED MARCH 31                                                           2003          2002
---------------------------------------------------------------------------------------------------------

Net Income                                                                       $     90.0    $    63.6
Net Realized Investment (Gains) Losses, Net of Taxes                                   32.4        (20.1)
                                                                                 ------------------------
Operating Earnings                                                               $    122.4    $    43.5
---------------------------------------------------------------------------------------------------------

Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average ending shareholders' equity for the previous five quarters, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.


THREE MONTHS ENDED MARCH 31 ANNUALIZED*                                               2003          2002
---------------------------------------------------------------------------------------------------------

Net Income for the three months ended March 31                                   $     90.0    $    63.6

Average Shareholders' Equity                                                        4,047.0      3,692.5

Return on Equity Based on Annualized Net Income                                         8.9%         6.9%

Operating Earnings for the three months ended March 31                           $    122.4    $    43.5

Average Shareholders' Equity                                                        4,047.0      3,692.5
Average Unrealized Fixed Maturities Investment Gains, Net of Tax                      831.2        456.0
                                                                                 ------------------------
Adjusted Average Shareholders' Equity                                               3,215.8      3,236.5

Operating Return on Equity Based on Annualized Operating Earnings                      15.2%         5.4%
---------------------------------------------------------------------------------------------------------


*Net Income and Operating Earnings have been annualized for purposes of this calculation only. The results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended
December 31, 2003. Annualized amounts for 2002 are not reflective of the actual amounts for the year ended December 31, 2002.
--------------------------------------------------------------------------------

Property & Casualty Net Written Premium

Net written premium is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premium on our Consolidated Balance Sheets. Safeco's management views net written premium as a measure of business production trends for the period under review and as a leading indicator of earned premium. The following table reconciles net written premium to net earned premium, the most directly comparable GAAP measure on our Consolidated Statements of Income.


THREE MONTHS ENDED MARCH 31                                                          2003          2002
---------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premium                                     $  1,163.1   $ 1,099.5
Change in Unearned Premium Liability                                                   42.7       (11.9)
                                                                                 ------------------------
Total Property & Casualty Net Written Premium                                    $  1,205.8   $ 1,087.6
---------------------------------------------------------------------------------------------------------


Segment Profit (Loss) Measures

We have provided the following table that details the GAAP measure Income Before Income Taxes and Distributions on Capital Securities on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit (loss) and Life & Investments pretax operating earnings.

THREE MONTHS ENDED MARCH 31                                                           2003          2002
---------------------------------------------------------------------------------------------------------

Property & Casualty                                                              $    132.3    $    59.8
Life & Investments                                                                     13.7         47.8
Corporate                                                                              (5.3)       (14.0)
                                                                                 ------------------------
Income Before Income Taxes and Distributions on Capital Securities               $    140.7    $    93.6
---------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss)

Underwriting profit (loss) represents the net amount of earned premium less underwriting losses and expenses on a pretax basis. Management views underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of the Property & Casualty operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income before Income Taxes and Distributions on Capital Securities, the most directly comparable GAAP measure on our Consolidated Statements of Income.


THREE MONTHS ENDED MARCH 31                                                           2003           2002
---------------------------------------------------------------------------------------------------------

Property & Casualty Income before Income Taxes and Distributions on
Capital Securities                                                               $    132.3    $    59.8
Property & Casualty Net Investment Income                                            (112.8)      (115.2)
Property & Casualty Restructuring Charges                                              --            6.6
Property & Casualty Net Realized Investment (Gains) Losses                              1.5        (42.5)
                                                                                 ------------------------
Total Underwriting  Profit (Loss)                                                $     21.0    $   (91.3)
---------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings

Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses. Management believes the presentation of pretax operating earnings enhances the understanding of our Life & Investments results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income before Income Taxes and Distributions on Capital Securities, the most directly comparable GAAP measure on our Consolidated Statements of Income.




THREE MONTHS ENDED MARCH 31                                                          2003            2002
---------------------------------------------------------------------------------------------------------


Life & Investments Income before Income Taxes and Distributions on              $    13.7     $    47.8
Capital Securities
Net Realized Investment Losses                                                       58.1          11.3
                                                                                -------------------------
Pretax Operating Earnings                                                       $    71.8     $    59.1
---------------------------------------------------------------------------------------------------------


Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful

                                                                                     Safeco Corporation
                                                          Key Metrics
                                              (In Millions Except Per Share Data)


                                  1ST         4TH         3RD          2ND         1ST
                                  QTR         QTR         QTR          QTR         QTR           YTD          YTD
                                 2003        2002         2002        2002        2002           2003        2002        Chg
                               ----------  ----------  -----------  ----------  ----------    -----------  ----------  ---------


Net Income                        $ 90.0      $ 57.1       $ 75.2      $105.2      $ 63.6         $ 90.0      $ 63.6        42%


Net Income Per Share                0.65        0.42         0.59        0.82        0.50           0.65        0.50        31%


Realized Gains (Losses)            (32.4)      (36.4)         7.8        62.0        20.1          (32.4)       20.1         NM


Operating Earnings                 122.4        93.5         67.4        43.2        43.5          122.4        43.5       181%


Operating Earnings Per Share        0.88        0.71         0.53        0.34        0.34           0.88        0.34       159%


Operating Return on Equity
(Pre-FAS 115) annualized           15.2%       11.8%         8.7%        5.4%        5.4%          15.2%        5.4%       181%


Operating Return on Equity
(unadjusted) annualized            12.1%        9.7%         7.2%        4.7%        4.7%          12.1%        4.7%       157%


Operating Revenue               $1,812.2    $1,815.6     $1,782.1    $1,702.9    $1,682.0       $1,812.2    $1,682.0         8%
  % Chg Prior Year Same Qtr         7.7%        7.2%         5.5%        0.9%       -1.0%


Life & Investments
  Pre-Tax Operating Earnings        71.8        66.3         59.6        52.0        59.1           71.8        59.1        22%
  % Chg Prior Year Same Qtr        21.5%       41.3%        38.6%       -9.6%       17.8%

Property & Casualty
  Combined Ratio                   98.2%      101.6%       104.0%      107.5%      108.3%          98.2%      108.3%      (10.1)


   Impact of Catastrophes           1.1%        0.2%        -0.9%        5.8%        2.5%           1.1%        2.5%       (1.4)


   Net Premiums Written         $1,205.8    $1,130.0     $1,182.7    $1,184.4    $1,087.6       $1,205.8    $1,087.6        11%
    % Chg Prior Year Same Qtr      10.9%        7.4%         6.1%        3.3%       -3.3%


   Net Premiums Earned           1,163.0     1,164.6      1,135.2     1,122.0     1,099.5        1,163.0     1,099.5         6%
    % Chg Prior Year Same Qtr       5.8%        4.2%         1.5%        0.1%       -1.5%


Book Value Per Share               33.00       32.07        31.77       28.91       27.30          33.00       27.30        21%
  % Chg Prior Year Same Qtr        20.9%       12.7%         7.8%       -0.1%      -10.1%


BV Per Share (ex-FAS 115)          24.66       24.39        23.55       24.22       24.98          24.66       24.98        -1%
  % Chg Prior Year Same Qtr        -1.3%       -1.1%        -4.1%       -8.2%       -6.5%


                               Safeco Corporation
                          Summary of Financial Results
                                  (In Millions)


                                                                                               Three Months Ended
                                                                                                      March 31
                                                                           ---------------------------------------------------------
                                                                                       2003                           2002
                                                                           --------------------------    ---------------------------
                                                                                                 (Unaudited)
REVENUES
        Property & Casualty:
             Earned Premiums                                                      $   1,163.1                   $   1,099.5
             Net Investment Income                                                      112.8                         115.2
        Life & Investments                                                              527.4                         461.2
        Corporate                                                                         8.9                           6.1
        Net Realized Investment Gains (Losses)                                          (49.9)                         30.6
                                                                           --------------------------    ---------------------------
        Total                                                                         1,762.3                       1,712.6
                                                                           --------------------------    ---------------------------


Income before Net Realized Investment Gains (Losses), Income Taxes and
Distributions on Capital Securities
        Property & Casualty:
             Underwriting Profits (Losses)                                               21.0                         (91.3)
             Net Investment Income                                                      112.8                         115.2
             Restructuring Charges                                                          -                          (6.6)
                                                                           --------------------------    ---------------------------
                   Total Property & Casualty                                            133.8                          17.3
        Life & Investments                                                               71.8                          59.1
        Corporate                                                                       (15.0)                        (13.4)
                                                                            --------------------------    -------------------------
        Total                                                                           190.6                          63.0

Net Realized Investment Gains (Losses) before Taxes                                    (49.9)                          30.6
                                                                            --------------------------    -------------------------

Income before Income Taxes and Distributions on Capital Securities                     140.7                           93.6

Provision (Benefit) for Income Taxes on
        Income before Net Realized Investment Gains (Losses) and
             Distributions on Capital Securities                                        57.0                            8.3
        Net Realized Investment Gains (Losses)                                         (17.5)                          10.5
                                                                            --------------------------    -------------------------
        Total                                                                           39.5                           18.8
                                                                            --------------------------    -------------------------

Income before Distributions on Capital Securities                                      101.2                           74.8

Distributions on Capital Securities, Net of Taxes                                      (11.2)                         (11.2)
                                                                            --------------------------    -------------------------

Net Income                                                                      $       90.0                   $       63.6
                                                                            --------------------------    -------------------------



                               Safeco Corporation
                        Consolidated Statements of Income
                       (In Millions Except Per Share Data)


                                                                                                 Three Months Ended
                                                                                                      March 31
                                                                            -------------------------------------------------------
                                                                                     2003                              2002
                                                                            -------------------------------------------------------
                                                                                                    (Unaudited)

REVENUES
Property & Casualty Earned Premiums                                          $     1,163.1                     $     1,099.5
Life & Investments Premiums and Other Revenues                                       223.9                             165.1
Net Investment Income                                                                422.5                             414.7
Net Realized Investment Gains (Losses)                                               (49.9)                             30.6
Other                                                                                  2.7                               2.7
                                                                            ------------------------------------------------------
Total                                                                              1,762.3                           1,712.6
                                                                            -------------------------------------------------------

EXPENSES
Losses, Loss Adjustment Expenses and Policy Benefits                               1,132.1                           1,159.6
Other Underwriting and Operating Expenses                                            252.5                             223.4
Amortization of Deferred Policy Acquisition Costs                                    216.2                             209.5
Interest Expense                                                                      17.1                              16.0
Intangibles Amortization                                                               3.7                               3.9
Restructuring Charges                                                                    -                               6.6
                                                                            -------------------------------------------------------
Total                                                                              1,621.6                           1,619.0
                                                                            -------------------------------------------------------

Income before Income Taxes and Distributions on Capital Securities                   140.7                              93.6

Provision for Income Taxes                                                            39.5                              18.8
                                                                            -------------------------------------------------------

Income before Distributions on Capital Securities                                    101.2                              74.8
Distributions on Capital Securities, Net of Taxes                                    (11.2)                            (11.2)

                                                                            -------------------------------------------------------
Net Income                                                                   $        90.0                   $          63.6
                                                                            -------------------------------------------------------

INCOME PER SHARE OF COMMON STOCK
                                                                            -------------------------------------------------------
Net Income Per Share of Common Stock - Diluted & Basic                       $           0.65                 $          0.50
                                                                            -------------------------------------------------------

Dividends Declared                                                           $           0.185                  $        0.185

Average Number of  Shares Outstanding During the Period:
                         Diluted                                                       138.7                           128.1
                         Basic                                                         138.3                           127.8


                               Safeco Corporation
                           Consolidated Balance Sheets
                                  (In Millions)

                                                                                         March 31                   December 31
                                                                                           2003                        2002
                                                                                ------------------------    ------------------------
                                                                                       (Unaudited)
ASSETS
Investments
   Available-for-Sale Securities:
     Fixed Maturities, at Fair Value
     (Cost or amortized cost:  $22,743.6; $22,646.1)                               $        24,514.7           $        24,278.0
     Marketable Equity Securities, at Fair Value
     (Cost: $784.5; $777.2)                                                                  1,043.8                     1,082.5
   Mortgage Loans                                                                              930.8                       925.9
   Other Invested Assets                                                                       159.6                       173.8
   Short-Term Investments                                                                      603.1                       311.0
                                                                                  ----------------------    ------------------------
Total Investments                                                                           27,252.0                    26,771.2
Cash and Cash Equivalents                                                                      215.3                       188.5
Accrued Investment Income                                                                      348.1                       336.3
Premiums and Service Fees Receivable                                                         1,066.8                     1,047.1
Other Notes and Accounts Receivable                                                            223.4                       162.3
Current Income Taxes Recoverable                                                                 3.9                        26.2
Deferred Income Taxes                                                                           79.4                       124.6
Reinsurance Recoverables                                                                       553.8                       578.8
Deferred Policy Acquisition Costs                                                              639.1                       626.3
Land, Buildings and Equipment for Company Use                                                  477.9                       488.7
   (At cost less accumulated depreciation: $296.4; $319.7)
Intangibles and Goodwill                                                                       186.6                       190.0
Other Assets                                                                                   270.6                       259.8
Securities Lending Collateral                                                                3,278.4                     2,957.0
Separate Account Assets                                                                        850.8                       899.2
                                                                                  ------------------------    ---------------------
                      Total Assets                                                 $        35,446.1           $        34,656.0
                                                                                  ------------------------    ---------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves                      $         4,914.2          $          4,998.5
Accident & Health Reserves                                                                     157.2                       170.0
Life Policy Liabilities                                                                        343.8                       339.9
Unearned Premiums                                                                            1,893.2                     1,847.5
Funds Held Under Deposit Contracts                                                          15,889.4                    15,655.4
Debt                                                                                         1,311.8                     1,123.8
Other Liabilities                                                                            1,401.4                     1,389.3
Securities Lending Payable                                                                   3,278.4                     2,957.0
Separate Account Liabilities                                                                   850.8                       899.2
                                                                                  ------------------------    ---------------------
                      Total Liabilities                                                     30,040.2                    29,380.6
                                                                                  ------------------------    ---------------------


Commitments and Contingencies                                                                   -                           -

Corporation-Obligated, Mandatorily Redeemable Capital Securities
of Subsidiary Trust Holding Solely Junior Subordinated
Debentures of the Corporation (Capital Securities)                                             843.9                       843.8
                                                                                  ------------------------    ---------------------

Preferred Stock, No Par Value

   Shares Authorized: 10; Shares Issued and Outstanding:  None                                  -                           -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 11.9; 12.0
   Shares Issued and Outstanding: 138.3; 138.2                                                1,180.5                     1,178.1
Retained Earnings                                                                             2,136.5                     2,072.2
Accumulated Other Comprehensive Income, Net of Taxes                                          1,245.0                     1,181.3
                                                                                  ------------------------    ---------------------
                      Total Shareholders' Equity                                              4,562.0                     4,431.6
                                                                                  ------------------------    ---------------------
                      Total Liabilites & Shareholders' Equity                      $         35,446.1           $        34,656.0
                                                                                  ------------------------    ---------------------

                               Safeco Corporation
                                 Income Summary
                                 (In Thousands)


                                                                                                 Three Months Ended
                                                                                                      March 31
                                                                                              2003               2002
                                                                                          ---------------    ---------------

 Pretax Net Income (Loss):

    P & C Underwriting                                                                     $ 20,983           $ (91,344)
    P & C Investment Income                                                                 112,842             115,202
    Restructuring Charges                                                                        -               (6,566)
                                                                                        ---------------    ---------------
       Total P & C                                                                          133,825              17,292
    Life & Investments                                                                       71,824              59,099
    Corporate                                                                               (15,056)            (13,379)
    Distributions on Capital Securities                                                     (17,264)            (17,264)
                                                                                        ---------------    ---------------
    Income Before Net Realized Investment Gains (Losses)                                    173,329              45,748

    Net Realized Investment Gains (Losses)                                                 (49,871)              30,624
                                                                                        ---------------    ---------------

         Total                                                                           $  123,458         $    76,372
                                                                                        ===============    ===============

 Income Tax Expense (Benefit):
    P & C Underwriting                                                                     $  7,122          $ (31,000)
    P & C Investment Income                                                                  30,058             26,500
    Restructuring Charges                                                                          -            (2,300)
                                                                                        ---------------     ---------------
       Total P & C                                                                           37,180             (6,800)
    Life & Investments                                                                       25,151             19,900
    Corporate                                                                                (5,340)            (4,794)
    Distributions on Capital Securities                                                      (6,042)            (6,042)
                                                                                        ---------------     ---------------
    Income Before Net Realized Investment Gains (Losses)                                     50,949              2,264

    Net Realized Investment Gains (Losses)                                                  (17,522)             10,500
                                                                                        ---------------     ---------------

        Total                                                                           $    33,427         $    12,764
                                                                                        ===============     ===============

                               Safeco Corporation
                                 Income Summary
                     (In Thousands except Per Share Amounts)


                                                                                                 Three Months Ended
                                                                                                      March 31
                                                                                             2003                 2002
                                                                                       -----------------   -------------------

After-tax Income (Loss):
    P & C Underwriting                                                                         $ 13,861            $ (60,344)
    P & C Investment Income                                                                      82,784                88,702

    Restructuring Charges                                                                             -               (4,266)
                                                                                       -----------------   -------------------
       Total P & C                                                                               96,645                24,092
    Life & Investments                                                                           46,673                39,199
    Corporate                                                                                    (9,716)               (8,585)
    Distributions on Capital Securities                                                         (11,222)              (11,222)
                                                                                       -----------------   -------------------

    Income Before Net Realized Investment Gains (Losses)                                        122,380                43,484

   Net Realized Investment Gains (Losses)                                                      (32,349)                20,124
                                                                                       -----------------   -------------------

      Total                                                                                    $ 90,031             $  63,608
                                                                                       =================   ===================



Average Shares Outstanding                                                                      138,675               128,108

Book Value Per Share                                                                      $       33.00        $        27.30

Book Value Per Share (ex-FAS 115)                                                         $       24.66        $        24.98

                                         1ST          4TH          3RD          2ND           1ST
                                         QTR          QTR          QTR          QTR           QTR           YTD           YTD
                                        2003         2002         2002         2002          2002          2003          2002
                                   ----------   ----------  ----------  -----------  -------------     ----------    ----------
Net Combined Ratios (GAAP):

Personal:
     Voluntary Auto                    100.3%      102.0%       101.2%        101.6%          104.5%       100.3%        104.5%
     Homeowners                         89.7%       93.5%        97.1%        119.5%          110.0%        89.7%        110.0%
     Specialty                          76.9%       83.8%        81.2%         94.0%           84.0%        76.9%         84.0%
                                   -----------   --------  -----------   -----------   -------------   ----------    ----------
          Total Personal                96.2%       98.7%        98.8%        105.8%          104.4%        96.2%        104.4%
                                   -----------   --------  -----------   ------------  -------------   ----------    ----------

Safeco Business Insurance:

     SBI Regular                        102.0%      97.0%       104.7%        109.9%          109.2%       102.0%        109.2%
     Special Accounts Facility           92.7%      91.6%        94.8%        102.9%           83.6%        92.7%         83.6%
     SBI - Run-off                      315.4%     507.0%       163.6%        125.3%          154.9%       315.4%        154.9%
                                   -----------  ---------   ----------   ------------  -------------   ----------    ----------
          Total SBI                     101.5%     104.9%       106.6%        111.1%          115.7%       101.5%        115.7%
                                   -----------  ---------   -----------  ------------  --------------  ----------    ----------

Surety                                   88.6%      81.4%        91.8%         81.5%           89.5%        88.6%         89.5%
P&C Other                                   NM         NM           NM            NM              NM           NM            NM

                                   -----------  ----------  ------------ ------------  --------------   ---------    ----------
Total All Lines                          98.2%      101.6%       104.0%        107.5%          108.3%        98.2%        108.3%
                                   ===========  ==========  ============ ============  ==============  ==========    ==========



                                                                       P&C Statutory Information
                                                                      (In Millions except Ratios)

Loss and Expense Ratios (Statutory):
   Losses and Loss Adj. Expense
     to Premiums Earned                  67.8%        69.5%        70.8%         77.3%          77.7%       67.8%         77.7%
   Other Underwriting Expenses
   to Net Premiums Written               29.2%        32.1%        30.9%         30.9%          31.8%       29.2%         31.8%
                                   -----------    ---------   ----------    ----------    ------------ ----------    ----------
     Total Loss and Expense              97.0%       101.6%       101.7%        108.2%         109.5%       97.0%        109.5%
   Dividends to Policyholders
    to Premiums Earned                    0.0%         0.0%        -0.6%          0.0%           0.0%        0.0%          0.0%
                                   -----------    ---------   -----------   -----------   ------------  ---------    ----------
Combined Ratio                           97.0%       101.6%       101.1%        108.2%         109.5%       97.0%        109.5%
                               ===============    =========   ===========   ===========   ============ ==========    ==========



Balance Sheet - Statutory
P&C Companies Only*:


Loss Reserves                      $     3,700   $   3,733   $    3,793        $ 3,836        $  3,792

Loss Adj Expense Reserves                  806         803          792            807             831
                                 -------------    ----------- -----------    ------------    ----------

Total Loss Reserves                $     4,506   $   4,536   $    4,585        $ 4,643        $  4,623
                                 =============    =========== ===========    ============    ==========


Unearned Premium Reserves          $     1,845   $   1,805   $    1,839      $   1,792       $   1,729
Reserves for

Dividends to Policyholders                   7          8            10             17              19


Net Admitted Assets                      9,970      9,797         9,482          9,623           9,508


Total Capital and Surplus                2,571      2,511         2,166          2,163           2,331
Ratio of Net Premiums Written

   to Total Capital and Surplus           1.89       1.83          2.12           2.06            1.83


*Certain 2003 amounts used are estimated and subject to change. Such changes are not expected to be material.


                          Safeco Property and Casualty
                               Underwriting Profit
                                 (In Thousands)



                                   1ST           4TH          3RD           2ND          1ST
                                   QTR           QTR          QTR           QTR          QTR             YTD          YTD
                                   2003         2002          2002         2002          2002           2003          2002
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
Net U/W Profit (Loss):
------------------------------

Personal:

     Voluntary Auto               $ (1,504)     $(10,600)    $ (6,186)     $ (7,341)    $(20,272)       $ (1,504)    $(20,272)
     Homeowners                     19,501        12,399        5,501       (36,879)     (18,244)         19,501      (18,244)
     Specialty                      11,493         8,221        9,626         3,033        8,024          11,493        8,024
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
         Total Personal             29,490        10,020        8,941       (41,187)     (30,492)         29,490      (30,492)
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------

Safeco Business Insurance:
     SBI Regular                    (5,287)        7,878      (11,972)      (24,997)     (22,600)         (5,287)     (22,600)
     Special Accounts Facility       6,412         7,518        3,895        (1,779)       8,190           6,412        8,190
     SBI - Run-off                  (6,311)      (33,019)     (15,368)      (14,411)     (44,727)         (6,311)     (44,727)
                                -----------  -------------------------  -------------------------    ------------  -----------
         Total SBI                  (5,186)      (17,623)     (23,445)      (41,187)     (59,137)         (5,186)     (59,137)
                                -----------  -------------------------  -------------------------    ------------  -----------

  Surety                             3,669         6,076        2,688         5,750        3,129           3,669        3,129
  P&C Other*                        (6,990)      (17,264)     (33,514)       (7,569)      (4,844)         (6,990)      (4,844)

                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
  Total All Lines                 $ 20,983      $(18,791)    $(45,330)     $(84,193)    $(91,344)       $ 20,983     $(91,344)
                                ===========  ============  ===========  ============  ===========    ============  ===========

*P&C Other includes our discontinued assumed reinsurance business, our involuntary assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.


                          Safeco Property and Casualty
                              Net Written Premiums
                                 (In Thousands)


                               1ST           4TH           3RD           2ND          1ST
                               QTR           QTR           QTR           QTR          QTR              YTD           YTD
                              2003          2002          2002          2002          2002            2003          2002
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------
Net Written Premiums:

Personal:
Voluntary Auto               $ 565,972     $ 523,033     $ 536,309     $ 487,891     $ 478,458       $ 565,972     $ 478,458
Homeowners                     172,220       175,245       212,096       213,607       166,700         172,220       166,700
Specialty                       46,543        44,228        54,433        58,061        45,950          46,543        45,950
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------
Total Personal                 784,735       742,506       802,838       759,559       691,108         784,735       691,108
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------

Safeco Business Insurance
SBI Regular                    284,027       258,106       253,552       277,950       265,631         284,027       265,631
Special Accts Facility*         97,088        99,221        88,203        83,527        77,956          97,088        77,956
SBI - Run-off                    1,814        (3,747)       (2,193)        6,566        24,455           1,814        24,455
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------
                               382,929       353,580       339,562       368,043       368,042         382,929       368,042
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------

Surety                          35,125        32,384        38,491        35,882        26,872          35,125        26,872
P&C Other                        2,989         1,559         1,789        20,889         1,530           2,989         1,530

                           ------------  ------------  ------------  ------------ -------------    ------------  ------------
Total All Lines             $1,205,778    $1,130,029    $1,182,680    $1,184,373    $1,087,552      $1,205,778    $1,087,552
                           ============  ============  ============  ============ =============    ============  ============




Net Written Premiums (Percent Change):

                                       Percent Change Over Prior Year Same Quarter                    Percent Change YTD

Personal:
Voluntary Auto                   18.3%         14.4%         17.6%         12.6%          6.7%           18.3%          6.7%
Homeowners                        3.3%         -1.7%          5.4%          7.0%          1.7%            3.3%          1.7%
Specialty                         1.3%         -4.3%          1.9%          2.6%         -4.3%            1.3%         -4.3%
                             ----------  ------------  ------------  ------------ -------------    ------------  ------------
Total Personal                   13.6%          9.0%         12.9%         10.2%          4.7%           13.6%          4.7%
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------

Safeco Business Insurance
SBI Regular                       7.0%         17.2%          7.0%          6.9%         -0.2%            7.0%         -0.2%
Special Accts Facility*          24.8%        187.1%        165.2%        167.7%        123.3%           24.8%        123.3%
SBI - Run-off                       NM            NM            NM            NM            NM              NM            NM
                            ----------  ------------  ------------  ------------ -------------    ------------  ------------
Total SBI                         4.0%          4.2%         -8.0%         -7.9%        -15.1%            4.0%        -15.1%
                           ------------  ------------  ------------  ------------ -------------    ------------  ------------

Surety                           30.7%          7.4%         16.1%         -9.8%         -5.4%           30.7%         -5.4%
P&C Other                        95.4%         25.4%        -13.0%            NM         -8.4%           95.4%         -8.4%

                           -----------  ------------  ------------  ------------ -------------    ------------  ------------
Total All Lines                  10.9%          7.4%          6.1%          3.3%         -3.3%           10.9%         -3.3%
                           ============  ============  ============  ============ =============    ============  ============

*As each existing old Safeco Commercial policy comes up for renewal (reported in Run-off), a decision is made by Special Accounts Facility to renew or not renew.
If it is renewed it becomes part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Run-off. In addition, this number is impacted by the acquisition of the ACE lender-placed property business of $80 million in premiums in 4Q 2001.

Surety premiums reflect a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.

                          Safeco Property and Casualty
                               Net Earned Premiums
                                 (In Thousands)


                               1ST           4TH          3RD           2ND           1ST
                               QTR           QTR          QTR           QTR           QTR             YTD          YTD
                              2003          2002         2002          2002          2002            2003         2002
                           ------------  ------------ ------------  ------------  ------------    ------------ ------------
Net Earned Premiums:

Personal:
Voluntary Auto               $ 528,512     $ 523,043    $ 497,332     $ 472,497     $ 454,247       $ 528,512    $ 454,247
Homeowners                     189,431       192,112      192,620       189,273       183,361         189,431      183,361
Specialty                       49,807        50,813       51,072        51,199        50,029          49,807       50,029
                           -----------  ------------ ------------  ------------  ------------    ------------ ------------
Total Personal                 767,750       765,968      741,024       712,969       687,637         767,750      687,637
                           ------------  ------------ ------------  ------------  ------------    ------------ ------------

Safeco Business Insurance
SBI Regular                    266,016       262,262      255,467       251,461       244,914         266,016      244,914
Special Accts Facility*         87,905        89,189       75,200        61,766        49,892          87,905       49,892
SBI - Run-off                    2,930         8,110       24,176        56,881        81,659           2,930       81,659
                           -----------  ------------ ------------  ------------  ------------    ------------ ------------
Total SBI                      356,851       359,561      354,843       370,108       376,465         356,851      376,465
                           ------------  ------------ ------------  ------------  ------------    ------------ ------------

Surety                          32,142        32,673       32,721        31,114        29,808          32,142       29,808
P&C Other                        6,305         6,370        6,573         7,907         5,543           6,305        5,543

                           -----------  ------------   ------------  ------------ ------------    ------------ ------------
Total All Lines             $1,163,048    $1,164,572   $1,135,161    $1,122,098    $1,099,453      $1,163,048   $1,099,453
                           ============  ============ ============  ============  ============    ============ ============




Net Earned Premiums (Percent Change):

                                      Percent Change Over Prior Year Same Quarter                    Percent Change YTD

Personal:
Voluntary Auto                   16.3%         14.9%        11.4%          7.8%          6.3%           16.3%         6.3%
Homeowners                        3.3%          2.8%         3.1%          2.5%          0.7%            3.3%         0.7%
Specialty                        -0.4%         -0.6%         0.3%          1.5%          1.9%           -0.4%         1.9%
                            -----------  ------------ ------------  ------------  ------------    ------------ ------------
Total Personal                   11.6%         10.5%         8.3%          5.9%          4.4%           11.6%         4.4%
                           ------------  ------------ ------------  ------------  ------------    ------------ ------------

Safeco Business Insurance
SBI Regular                       8.6%          7.0%         0.5%         -3.9%         -9.9%            8.6%        -9.9%
Special Accts Facility*          76.2%        252.6%       247.2%        193.9%        164.4%           76.2%       164.4%
SBI - Run-off                   -96.4%        -92.6%       -79.3%        -54.4%        -38.3%          -96.4%       -38.3%
                           -----------  ------------ ------------  ------------  ------------    ------------ ------------
Total SBI                        -5.2%         -7.7%       -11.5%        -11.5%        -13.4%           -5.2%       -13.4%
                           ------------  ------------ ------------  ------------  ------------    ------------ ------------

Surety                            7.8%         16.9%        21.3%         37.0%         66.4%            7.8%        66.4%
P&C Other                        13.7%         -5.5%         8.1%         30.7%          4.5%           13.7%         4.5%


                            -----------  ------------ ------------  ------------  ------------    ------------ ------------
Total All Lines                   5.8%          4.2%         1.5%          0.1%         -1.5%            5.8%        -1.5%
                           ============  ============ ============  ============  ============    ============ ============


*As each existing old Safeco Commercial policy comes up for renewal (reported in Run-off), a decision is made by Special Accounts Facility to renew or not renew.
If it is renewed it becomes part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Run-off.


Surety premiums reflect a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.

                          Safeco Property and Casualty
                                  Personal Auto
                            (Thousands except Ratios)


                                     1ST          4TH         3RD          2ND          1ST
                                     QTR          QTR         QTR          QTR          QTR            YTD          YTD
                                     2003         2002        2002         2002        2002            2003         2002
                                  -----------  ----------- -----------  ----------- ------------    -----------  -----------
Personal Auto

Underwriting Profit (Loss)          $ (1,504)   $ (10,600)   $ (6,186)    $ (7,341)   $ (20,272)      $ (1,504)   $ (20,272)

Loss and LAE Ratio                     76.8%        78.5%       78.2%        78.2%        80.2%          76.8%        80.2%
Expense Ratio                          23.5%        23.5%       23.0%        23.4%        24.3%          23.5%        24.3%
                                   ----------  ----------- -----------  ----------- ------------    ------------------------
Combined Ratio                        100.3%       102.0%      101.2%       101.6%       104.5%         100.3%       104.5%
                                  ===========  =========== ===========  =========== ============    ========================

Impact of Catastrophes                  0.2%         0.3%       -0.1%         1.4%         0.4%           0.2%         0.4%
Impact of Non-Cat Weather               0.3%         0.4%        0.8%         1.1%         0.4%           0.3%         0.4%


Policies In Force (000's)            1,558.6      1,529.9     1,498.4      1,447.6      1,421.2
% Chg Prior Year Same Qtr               9.6%         8.0%        4.7%         0.1%        -2.9%


Retention                              81.0%        81.2%       80.5%        80.0%        80.0%


New Business Policies (000's)          107.4        117.1       137.2        116.2         95.7
% Chg Prior Year Same Qtr              12.2%        42.7%       85.2%        89.9%        70.0%

Loss Trends (12 mo. rolling)

Frequency                              -6.5%        -7.3%       -5.3%        -4.8%        -1.7%

Severity                                5.1%         7.2%        4.9%         3.8%         1.1%

Total Loss Costs                       -1.7%        -0.6%       -0.7%        -1.2%        -0.7%



Net Written Premium                $ 565,972    $ 523,033   $ 536,309    $ 487,891    $ 478,458

% Chg Prior Year Same Qtr              18.3%        14.4%       17.6%        12.6%         6.7%

Net Earned Premium                 $ 528,512    $ 523,043   $ 497,332    $ 472,497    $ 454,247

% Chg Prior Year Same Qtr              16.3%        14.9%       11.4%         7.8%         6.3%

Frequency, severity and loss cost information is on a twelve month rolling newly reported claims incurred basis which may be different than paid.


                          Safeco Property and Casualty
                             Homeowners & Specialty
                            (Thousands except Ratios)


                                     1ST         4TH          3RD          2ND         1ST
                                     QTR         QTR          QTR          QTR         QTR             YTD          YTD
                                     2003        2002         2002        2002         2002           2003         2002
                                  ----------- -----------  ----------- ------------ -----------    ------------ ------------
Homeowners

Underwriting Profit (Loss)           $19,501     $12,399      $ 5,501    $ (36,879)  $ (18,244)        $19,501    $ (18,244)

Loss and LAE Ratio                     60.9%       61.4%        68.9%        91.5%       81.9%           60.9%        81.9%
Expense Ratio                          28.8%       32.1%        28.2%        28.0%       28.1%           28.8%        28.1%
                                   ---------- -----------  ----------- ------------ -----------    ------------ ------------
Combined Ratio                         89.7%       93.5%        97.1%       119.5%      110.0%           89.7%       110.0%
                                  =========== ===========  =========== ============ ===========    ============ ============

Impact of Catastrophes                  4.3%        1.9%        -3.4%        21.8%        8.7%            4.3%         8.7%
Impact of Non-Cat Weather               6.8%        6.2%        11.4%        11.2%        7.6%            6.8%         7.6%


Policies In Force (000's)            1,263.0     1,290.5      1,324.1      1,349.3     1,378.0
% Chg Prior Year Same Qtr              -8.3%       -8.2%        -8.2%        -8.9%       -8.9%


Retention                              82.8%       82.5%        82.4%        81.7%       82.2%


New Business Policies (000's)           22.9        27.0         32.5         41.9        31.5
% Chg Prior Year Same Qtr             -27.4%      -11.6%        -8.6%        15.0%       -4.7%



Net Written Premium                $ 172,220   $ 175,245    $ 212,096    $ 213,607   $ 166,700

% Chg Prior Year Same Qtr               3.3%       -1.7%         5.4%         7.0%        1.7%

Net Earned Premium                 $ 189,431   $ 192,112    $ 192,620    $ 189,273   $ 183,361

% Chg Prior Year Same Qtr               3.3%        2.8%         3.1%         2.5%        0.7%




Specialty

Underwriting Profit (Loss)           $11,493     $ 8,221      $ 9,626      $ 3,033     $ 8,024         $11,493      $ 8,024

Loss and LAE Ratio                     46.3%       52.3%        50.0%        63.1%       52.4%           46.3%        52.4%
Expense Ratio                          30.6%       31.5%        31.2%        30.9%       31.6%           30.6%        31.6%
                                  ---------- -----------  ----------- ------------ -----------    ------------ ------------
Combined Ratio                         76.9%       83.8%        81.2%        94.0%       84.0%           76.9%        84.0%
                                  =========== ===========  =========== ============ ===========    ============ ============



                          Safeco Property and Casualty
                         Safeco Business Insurance (SBI)
                            (Thousands except Ratios)


                                     1ST         4TH          3RD         2ND          1ST
                                     QTR         QTR          QTR         QTR          QTR            YTD          YTD
                                     2003        2002         2002        2002         2002           2003         2002
                                  ----------- -----------  ----------- -----------  -----------    -----------  -----------
Safeco Business Insurance

Underwriting Profit (Loss)          $ (5,186)  $ (17,623)   $ (23,445)  $ (41,187)   $ (59,137)      $ (5,186)   $ (59,137)

Loss and LAE Ratio                     62.8%       66.4%        67.0%       74.4%        79.0%          62.8%        79.0%
Expense Ratio                          38.7%       38.5%        39.6%       36.7%        36.7%          38.7%        36.7%
                                  ---------- ------------------------ -----------  -----------    -----------  -----------
Combined Ratio                        101.5%      104.9%       106.6%      111.1%       115.7%         101.5%       115.7%
                                  =========== ======================== ===========  ===========    ===========  ===========

Impact of Catastrophes                  0.9%       -1.1%        -1.2%        3.9%         1.6%           0.9%         1.6%
Impact of Non-Cat Weather               1.9%        1.9%         2.5%        2.0%         1.4%           1.9%         1.4%


SBI Regular

Underwriting Profit (Loss)          $ (5,287)    $ 7,878    $ (11,972)  $ (24,997)   $ (22,600)      $ (5,287)   $ (22,600)

Loss and LAE Ratio                     63.8%       60.1%        66.5%       73.2%        76.0%          63.8%        76.0%
Expense Ratio                          38.2%       36.9%        38.2%       36.7%        33.2%          38.2%        33.2%
                                   ---------- -----------  ----------- -----------  -----------    -----------  -----------
Combined Ratio                        102.0%       97.0%       104.7%      109.9%       109.2%         102.0%       109.2%
                                  =========== ===========  =========== ===========  ===========    ===========  ===========

Impact of Catastrophes                  1.7%       -1.7%        -1.1%        4.8%         2.9%           1.7%         2.9%
Impact of Non-Cat Weather               1.7%        0.4%         1.6%        1.9%         1.7%           1.7%         1.7%


Policies In Force (000's)              517.2       529.7        537.1       549.0        558.6
% Chg Prior Year Same Qtr              -7.4%       -8.9%        -8.8%       -9.0%        -9.5%

Retention                              76.1%       76.0%        75.8%       75.2%        76.0%

New Business Policies (000's)           25.2        24.6         24.6        26.6         22.2
% Chg Prior Year Same Qtr              13.7%       15.3%        22.5%       12.0%        -3.6%


Net Written Premium                $ 284,027   $ 258,106    $ 253,552   $ 277,950    $ 265,631

% Chg Prior Year Same Qtr               7.0%       17.2%         7.0%        6.9%        -0.2%

Net Earned Premium                 $ 266,016   $ 262,262    $ 255,467   $ 251,461    $ 244,914

% Chg Prior Year Same Qtr               8.6%        7.0%         0.5%       -3.9%        -9.9%


Special Accounts Facility
Underwriting Profit (Loss)           $ 6,412     $ 7,518      $ 3,895    $ (1,779)     $ 8,190        $ 6,412      $ 8,190
Combined Ratio                         92.7%       91.6%        94.8%      102.9%        83.6%          92.7%        83.6%



SBI - Run-off
Underwriting Profit (Loss)          $ (6,311)  $ (33,019)   $ (15,368)  $ (14,411)   $ (44,727)      $ (6,311)   $ (44,727)


                          Safeco Property and Casualty
                             Surety, Other and Total
                            (Thousands except Ratios)


                                    1ST          4TH          3RD         2ND          1ST
                                    QTR          QTR          QTR         QTR          QTR            YTD          YTD
                                    2003         2002        2002         2002         2002           2003         2002
                                 -----------  ----------- ------------ -----------  -----------    -----------  -----------
Surety

Underwriting Profit                 $ 3,669      $ 6,076      $ 2,688     $ 5,750      $ 3,129        $ 3,669      $ 3,129

Combined Ratio                        88.6%        81.4%        91.8%       81.5%        89.5%          88.6%        89.5%


P&C Other*

Underwriting Profit (Loss)         $ (6,990)    $(17,264)    $(33,514)   $ (7,569)    $ (4,844)      $ (6,990)    $ (4,844)


Total Property & Casualty

Underwriting Profit (Loss)          $20,983     $(18,791)    $(45,330)   $(84,193)    $(91,344)       $20,983    $ (91,344)

Loss and LAE Ratio                    67.9%        70.6%        72.1%       77.5%        77.6%          67.9%        77.6%
Expense Ratio                         30.3%        31.0%        31.9%       30.0%        30.7%          30.3%        30.7%
                                 -----------  ----------- ------------ -----------  -----------    -----------  -----------
Combined Ratio                        98.2%       101.6%       104.0%      107.5%       108.3%          98.2%       108.3%
                                 ===========  =========== ============ ===========  ===========    ===========  ===========

Impact of Catastrophes                 1.1%         0.2%        -0.9%        5.8%         2.5%           1.1%         2.5%

Impact of Non-Cat Weather              1.9%         1.9%         3.2%        3.1%         1.9%           1.9%         1.9%

* P&C Other includes our dicontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.

Catastrophes and Non-Catastrophe Weather:

Catastrophes                        $13,321       $2,932      ($9,917)    $64,832      $27,542        $13,321      $27,542
     Auto                               876        1,428         (581)      6,484        1,805            876        1,805
     Home                             8,198        3,654       (6,638)     41,328       15,913          8,198       15,913
     Business Insurance               3,165       (3,781)      (4,157)     14,436        6,115          3,165        6,115
     P&C Other                        1,082        1,631        1,459       2,584        3,709          1,082        3,709

Non-Catastrophe Weather              22,504       22,179       36,302      35,441       21,190         22,504       21,190
     Auto                             1,420        2,299        4,348       5,260        1,499          1,420        1,499
     Home                            12,928       11,980       22,049      21,190       13,909         12,928       13,909
     Business Insurance               6,888        6,515        8,725       7,304        5,143          6,888        5,143
     P&C Other                        1,268        1,385        1,180       1,687          639          1,268          639



                            Safeco Life & Investments
                           Pretax Operating Earnings*
                                 (In Thousands)


                               1ST         4TH         3RD         2ND         1ST
                               QTR         QTR         QTR         QTR         QTR         YTD         YTD          %
                               2003        2002        2002        2002        2002       2003        2002         Chg
                             ------     -------       -----     ------       ------     ------       -----       -------

Group                          $29,047     $22,528     $22,407     $14,077     $10,220    $29,047     $10,220      184.2%

Income Annuities                10,074      13,933      11,499       7,292       8,789     10,074       8,789       14.6%

Retirement Services              5,003       8,171       1,426       3,997       8,041      5,003       8,041      -37.8%

Individual                       1,895       3,913       3,472       7,459       6,703      1,895       6,703      -71.7%

Asset Management                    73         171         935       1,725       2,330         73       2,330      -96.9%

L&I Other                       25,732      17,578      19,856      17,404      23,016     25,732      23,016       11.8%
                            -----------    --------     ------      ------      ------     ------      ------     --------

Pretax Operating Income        $71,824     $66,294     $59,595     $51,954     $59,099    $71,824     $59,099       21.5%
                            ===========    ========    =======     =======     =======    =======     =======      =======



                            Safeco Life & Investments
                               Operating Revenues
                                 (In Thousands)

                               1ST         4TH         3RD         2ND         1ST
                               QTR         QTR         QTR         QTR         QTR         YTD         YTD          %
                               2003        2002        2002        2002        2002       2003        2002         Chg
                           ----------     ---------   --------    -------    ---------   -------     ---------    --------
Group                         $142,323    $149,800    $149,351     $90,833     $87,413   $142,323     $87,413       62.8%

Income Annuities               131,428     136,518     134,012     128,935     129,679    131,428     129,679        1.3%

Retirement Services             96,070      95,289      96,326      94,688      93,090     96,070      93,090        3.2%

Individual                      95,874      96,799      96,212      93,246      93,417     95,874      93,417        2.6%

Asset Management                 6,201       6,800       6,983       7,977       8,218      6,201       8,218      -24.5%

L&I Other                       55,491      47,527      47,508      45,027      49,312     55,491      49,312       12.5%
                            ----------    ---------   --------     -------    --------    --------   ---------    --------

Operating Revenues            $527,387    $532,733    $530,392    $460,706    $461,129   $527,387    $461,129       14.4%
                            ==========    =========   ========    ========    ========   ========    ========     ========

*Earnings before realized gains (losses) and income taxes. This is a standard industry measurement and is used by management as the key measurement of Life and Investments segment profit or loss. Its is presented as a supplement to net income as a measure of profitability.

                            Safeco Life & Investments
                             Supplemental Statistics



                                 1ST          4TH          3RD          2ND          1ST
                                 QTR          QTR          QTR          QTR          QTR          YTD          YTD
                                 2003         2002         2002         2002        2002          2003         2002       Chg
                              -----------  -----------  -----------  -----------  ----------   -----------  -----------  -------

Group
     Earned Premiums (000's)    $140,578     $145,700     $147,300     $ 89,000    $ 85,900      $140,578     $ 85,900      64%
     Loss Ratio                      56%          59%          58%          60%         60%           56%          60%       (4)


Income Annuities
  Reserves (in billions)           $ 6.3        $ 6.3        $ 6.3        $ 6.3       $ 6.3         $ 6.3        $ 6.3       0%
     Deposits (000's)             28,481       37,185       34,140       20,651      15,106        28,481       15,106      89%


Retirement Services
     Reserves
          Fixed (in billions)      $ 6.1        $ 5.9        $ 5.8        $ 5.6       $ 5.3         $ 6.1        $ 5.3      15%
          Variable (in billions)     0.8          0.8          0.8          1.0         1.1           0.8          1.1     -27%
                              -----------  -----------  -----------  -----------  ----------   -----------  -----------  -------
     Total Reserves                  6.9          6.7          6.6          6.6         6.4           6.9          6.4       8%
     Deposits (000's)            332,235      338,042      271,358      391,260     356,694       332,235      356,694      -7%


Individual
     Reserves                    $ 3,804      $ 3,755      $ 3,708      $ 3,624     $ 3,595       $ 3,804      $ 3,595       6%
     Policies Issued:
     Term, Universal Life,         5,885        6,341        5,191        5,379       5,302         5,885        5,302      11%
          Traditional, Disability
     Policies In Force           281,674      280,018      278,633      278,780     278,989       281,674      278,989       1%


Asset Management
     Assets Under Management
     (in billions)                 $ 3.7        $ 3.9        $ 3.7        $ 4.4       $ 4.9         $ 3.7        $ 4.9     -24%

                                                 Safeco Corporation
                                                   Capitalization
                                                   (in Millions)


                                                           03/31/2003            12/31/2002            12/31/2001

Short-term Debt:
$500 million back up line of credit (unused)                          $ -                   $ -                   $ -
Commercial Paper                                                        -                     -                 299.0
7.875%, due 3/15/03                                                     -                 303.5                 323.0
Medium-Term Notes and Other                                          21.0                  29.7                  74.6

Long-Term Debt:
7.875%, due 4/1/05 (callable at par on 4/1/03)                      200.0  (1)            200.0                 200.0
6.875%, due 7/15/07 (non callable)                                  200.0                 200.0                 200.0
4.20%, due 2/1/08 (non callable)                                    200.0                     -                     -
4.875%, due 2/1/10 (non callable)                                   300.0                     -                     -
7.25%, due 9/15/12 (non callable)                                   390.8                 390.6                     -

                                                        ------------------   -------------------   -------------------
Total Debt                                                      $ 1,311.8             $ 1,123.8             $ 1,096.6
                                                        ==================   ===================   ===================

Capital Trust Securities (callable at 104 in 2007)                $ 843.9               $ 843.8               $ 843.4
                                                        ==================   ===================   ===================

Common Equity                                                   $ 4,562.0             $ 4,431.6             $ 3,634.6
                                                        ==================   ===================   ===================

Total Capital (Debt + Capital Securities + Equity)              $ 6,717.7             $ 6,399.2             $ 5,574.6
                                                        ==================   ===================   ===================

Debt to Capital                                                     19.5% (2)             17.6%                 19.7%

Debt and Capital Securities to Capital                              32.1% (2)             30.7%                 34.8%
Debt and Adj. Cap Securities* to Capital                            29.6% (2)             28.1%                 31.8%

Debt to Equity                                                      28.8% (2)             25.4%                 30.2%

Earnings to Fixed Charge Ratio**                                      1.4                   1.3              Negative
Interest Coverage Ratio**                                             8.9                   5.0              Negative
Operating Earnings to Fixed Charge Ratio**                            5.4                   3.1              Negative



*20% equity credit

(1)              Called and repaid at par on 4/1/03
(2) After call and repayment of $200 million of 7.875% debt on 4/1/03 ratios are: Debt to Capital 17.1% Debt and Capital
                 Securities to Capital 30.0% Debt and Adj. Cap. Securities to
                 Capital 27.4% Debt to Equity 24.4%

** The Earnings to Fixed Charge Ratio includes net realized investment gains
(losses), interest on deposit contracts and distributions on capital securities.
The Interest Coverage Ratio excludes net realized investment gains (losses), interest on deposit contracts and distributions on capital securities. The
Operating Earnings to Fixed Charge Ratio excludes net realized investment gains
(losses) and interest on deposit contracts.




                               Safeco Corporation
                      Investment Portfolios - Consolidated
                                  (in Millions)

Investment Portfolio (Market Value):      03/31/2003             %            12/31/2002             %
                                          ---------------   ----------    -------------------    ----------

Fixed Maturities - Taxable                     $ 22,393.5        82.2%             $ 22,169.2        82.8%

Fixed Maturities - Non-taxable                    2,121.2         7.8%                2,108.8         7.9%

Equity Securities                                 1,043.8         3.8%                1,082.5         4.0%

                                          ---------------   ----------    -------------------    ----------
Total Fixed Maturities & Equity Securities       25,558.5        93.8%               25,360.5        94.7%


Mortgage Loans                                      930.8         3.4%                  925.9         3.5%


Other Invested Assets                               159.6         0.6%                  173.8         0.6%


Short-Term Investments                              603.1         2.2%                  311.0         1.2%
                                           ---------------   ----------    -------------------    ----------
Total Consolidated Investment Portfolio        $ 27,252.0       100.0%             $ 26,771.2       100.0%
                                            ---------------   ----------    -------------------    ----------
                                            ---------------   ----------    -------------------    ----------



Rating (Market Value):                                   03/31/2003                          12/31/2002
                                                        ----------------                    ----------------

AAA                                                                  36%                                 37%


AA                                                                    7%                                  7%


A                                                                    24%                                 24%


BBB                                                                  27%                                 25%

BB or lower                                                           5%                                  5%


Not Rated                                                             1%                                  2%
                                                        -----------------                   -----------------

Total                                                               100%                                100%
                                                        -----------------                   -----------------
                                                        -----------------                   -----------------


Components of Net Realized Investment Gains & Losses After Taxes (in millions):





                                                             1ST                                 1ST
                                                             QTR                                 QTR
                                                            2003                                2002

                                                       ------------------                    -----------------



Realized Gains (Losses) on Security Transactions                  $ 18.3                              $ 30.8


Impairments on Fixed Income Securities                             (51.6)                               (6.7)


Impairments on Equity Securities                                    (3.1)                                  -


Credit Default Swap Mark to Market                                   5.8                                (0.3)


Other                                                               (1.8)                               (3.7)

                                                       -------------------                    -----------------
Realized Investment Gains (Losses)                               $ (32.4)                             $ 20.1
                                                       -------------------                    -----------------
                                                       -------------------                    -----------------

                               Safeco Corporation
                   Investment Portfolios - Property & Casualty
                                  (in Millions)


Investment Portfolio (Market Value):           03/31/2003           %          12/31/2002           %
                                              --------------  --------------  --------------  --------------
Fixed Maturities - Taxable                        $ 5,252.8           59.2%       $ 5,383.0           61.2%
Fixed Maturities - Non-taxable                      2,120.4           23.9%         2,108.8           23.9%
Equity Securities                                     909.4           10.2%           947.9           10.8%
                                              --------------  --------------  --------------  --------------
Total Fixed Maturities & Equity Securities          8,282.6           93.3%         8,439.7           95.9%
Mortgage Loans                                         49.0            0.5%            50.5            0.6%
Other Invested Assets                                  15.2            0.2%            15.6            0.2%
Short-Term Investments                                529.8            6.0%           292.9            3.3%
                                              -------------  --------------  --------------  --------------
Total P&C Investment Portfolio                    $ 8,876.6          100.0%       $ 8,798.7          100.0%
                                              ==============  ==============  ==============  ==============

Rating (Market Value):                         03/31/2003                      12/31/2002
                                              --------------                  --------------
AAA                                                     42%                             45%
AA                                                      12%                             11%
A                                                       23%                             22%
BBB                                                     19%                             17%
BB or lower                                              3%                              3%
Not Rated                                                1%                              2%
                                              -------------                  --------------
Total                                                  100%                            100%
                                              --------------                  --------------

Average Rating                                           A+                              AA
                                              --------------                  --------------


                                               03/31/2003      12/31/2002      09/30/2002      06/30/2002      03/31/2002
Pre-Tax Investment Income                           $ 112.8         $ 115.0         $ 114.5         $ 115.3         $ 115.2
Effective Tax Rate on P&C
Investment Income - Quarter                          26.64%          25.94%          26.57%          24.04%          23.00%

  Cost                                              $ 8,145         $ 8,131         $ 7,903         $ 7,707         $ 7,448
  Market                                              8,877           8,799           8,627           8,416           8,361
     % Equities (at market)                           10.2%           10.8%           10.5%           12.8%           18.3%
     % Taxable Bonds (at market)                      59.2%           61.2%           60.3%           59.5%           46.0%
     % Tax Exempt Bonds (at market)                   23.9%           23.9%           23.4%           23.9%           33.0%
     % Short Term and Other                            6.7%            4.1%            5.8%            3.9%            2.7%
  Market YTM on Bond Portfolio                        4.10%           4.17%           4.33%           5.09%           5.69%
  Book YTM on Bond Portfolio                          6.02%           5.99%           6.19%           6.30%           6.24%
  Duration of Bond Portfolio                           5.23            5.26            4.91            5.70            6.95



                               Safeco Corporation
                Investment Portfolios - Life Insurance Companies
                                  (in Millions)


Investment Portfolio (Market Value):             03/31/2003          %          12/31/2002          %
                                                --------------  -------------  --------------  -------------
Fixed Maturities - Taxable                         $ 17,080.3          92.4%      $ 16,657.6          92.5%
Fixed Maturities - Non-taxable                            0.8           0.0%             0.8           0.0%
Equity Securities                                       111.8           0.6%           113.8           0.6%
                                                --------------  -------------  --------------  -------------
Total Fixed Maturities & Equity Securities           17,192.9          93.0%        16,772.2          93.1%
Mortgage Loans                                          954.7           5.2%           948.6           5.3%
Other Invested Assets                                   109.9           0.6%           118.1           0.7%
Short-Term Investments                                  232.2           1.2%           165.8           0.9%
                                                -------------  -------------  --------------  -------------
Total Life & Investments Investment Portfolio      $ 18,489.7         100.0%      $ 18,004.7         100.0%
                                                ==============  =============  ==============  =============

Rating (Market Value):                           03/31/2003                     12/31/2002
                                                --------------                 --------------
AAA                                                       33%                            34%
AA                                                         5%                             5%
A                                                         24%                            25%
BBB                                                       31%                            29%
BB or lower                                                6%                             5%
Not Rated                                                  1%                             2%
                                                -------------                 --------------
Total                                                    100%                           100%
                                                --------------                 --------------

Average Rating                                              A                             A+
                                                --------------                 --------------







                                                  03/31/2003      12/31/2002     09/30/2002      06/30/2002     03/31/2002
  Cost                                               $ 17,259       $ 16,885        $ 16,704       $ 16,417        $ 16,064
  Market                                               18,489         18,005          17,797         17,019          16,265
     % Equities (at market)                              0.6%           0.6%            0.6%           0.7%            0.4%
     % Taxable Bonds (at market)                        92.4%          92.5%           92.1%          91.7%           92.3%
     % Short Term and Other                              7.0%           6.9%            7.3%           7.6%            7.3%
  Market YTM on Bond Portfolio                          5.50%          5.70%           5.80%              -               -
  Book YTM on Bond Portfolio                            6.99%          7.18%           7.17%          7.41%           7.40%
  Duration of Bond Portfolio                             6.81           6.81            6.94           6.75            6.94



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    Safeco Corporation
                                                    Registrant

Dated: April 28, 2003                               /s/ Richard M. Levy
                                                   -------------------
                                                    Richard M. Levy
                                                    Vice President, Controller
                                                    And Chief Accounting Officer